Exhibit 13

Certification Pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934.

        In connection with the Annual Report on Form 20-F of Ellomay Capital Ltd. (the “Company”) for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of the Company hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

A)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

B)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Yosef Zylberberg —————————————— Yosef Zylberberg Interim Chief Executive Officer and Chief Financial Officer

Date: June 30, 2008